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Exhibit 21.1
LANVISION SYSTEMS, INC.

SUBSIDIARIES OF THE REGISTRANT

                                         Jurisdiction of
                    Name                 Incorporation               % Owned
                    ----                 -------------               -------

             LanVision, Inc.                 Ohio                      100%